Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

December 12, 2011

Plum Creek Timber Company, Inc.

999 Third Avenue, Suite 4300

Seattle, Washington 98104

Re:	Plum Creek Timber Company, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3, filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (ii) fractional interests in any series of Preferred Stock represented by depositary shares (the “Depositary Shares”), evidenced by depositary receipts (the “Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), to be entered into between the Company and a depositary to be named (the “Depositary”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company in respect of the Warrants; and (v) guarantees (the “Guarantees” and, together with the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants, the “Offered Securities”) of senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued by Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), under an indenture, dated as of November 14, 2005 (as amended or supplemented, the “Indenture”), among the Partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”).

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	an executed copy of the Indenture, incorporated by reference as an exhibit to the Registration Statement;

(iii)	the form of Warrant Agreement, incorporated by reference as an exhibit to the Registration Statement;

(iv)	the form of Deposit Agreement, incorporated by reference as an exhibit to the Registration Statement;

(v)	the Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, as certified by James A. Kraft, Secretary of the Company (the “Certificate of Incorporation”);

(vi)	the Amended and Restated By-laws of the Company, as amended to the date hereof and currently in effect, as certified by James A. Kraft, Secretary of the Company (the “By-laws”);

(vii)	the Amended and Restated Agreement of Limited Partnership of the Partnership, as certified by James A. Kraft, Secretary of the Company, the parent company of the Partnership (the “Partnership Agreement”);

(viii)	a specimen certificate representing the Common Stock, incorporated by reference as an exhibit to the Registration Statement; and

(ix)	resolutions of the Board of Directors of the Company, adopted on November 1, 2011, as certified by James A. Kraft, Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Partnership and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Partnership and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be

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December 12, 2011

executed, we have assumed that the parties thereto, other than the Company and the Partnership, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Warrant Agreements and the Deposit Agreements will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, the Indenture, the Warrant Agreements and the Deposit Agreements will not violate, conflict with or constitute a default under (i) the Certificate of Incorporation or the By-laws or any agreement or other instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. With respect to the Partnership, we have assumed that the terms of the Offered Debt Securities (as defined herein) will have been established so as not to, and that the execution and delivery by the Partnership of, and the performance of its obligations under, the Offered Debt Securities and the Indenture will not violate, conflict with or constitute a default under (i) the Partnership Agreement or any agreement or other instrument to which the Partnership or its properties is subject, (ii) any law, rule or regulation to which the Partnership or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Partnership and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

(c) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

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December 12, 2011

(d) we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

(e) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and

(f) with respect to the enforceability of all obligations under the Indenture and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Indenture or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Indenture or such Offered Debt Securities from a court judgment in another currency.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”), the Revised Uniform Limited Partnership Act of the State of Delaware and the laws of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Registration Statement and, to the extent relevant, reported judicial or regulatory determinations interpreting such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received

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therefor and related matters, including the adoption of a certificate of designation in accordance with the applicable provisions of the DGCL; (iv) the filing of such certificate of designation with the Secretary of State of the State of Delaware has occurred; (v) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-laws, so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) if the Offered Preferred Shares are to be certificated, certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Shares (including any Preferred Stock duly issued upon exercise of any Warrants or surrender of any Depositary Shares), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

2. With respect to any Depositary Shares (the “Offered Depositary Shares”), when (i) an appropriate prospectus supplement with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Depositary Shares and the related series of Preferred Stock, including the adoption of a Certificate of Designation for such related series of Preferred Stock in accordance with the applicable provisions of the DGCL; (iv) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (v) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary; (vi) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Depositary; (vii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the applicable Deposit Agreement; and (viii) the Receipts, in the form contemplated by the applicable Deposit Agreement, evidencing such Offered Depositary Shares, have been duly issued against the deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, the Offered Depositary Shares, when issued in accordance with the applicable Deposit Agreement and when issued and sold in accordance with the applicable

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underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued and the holders thereof will be entitled to the rights specified therein and in the applicable Deposit Agreement.

3. With respect to any Common Stock offered by the Company pursuant to the Registration Statement (the “Offered Common Shares”), when (i) an appropriate prospectus supplement with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, in accordance with the DGCL; (iv) terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) if the Offered Common Shares are to be certificated, certificates in the form examined by us have been manually signed by an authorized officer of the Company and the transfer agent and registered by such transfer agent and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Common Stock duly issued upon conversion or exchange of any Preferred Stock or any Offered Debt Securities or upon exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

4. With respect to any Warrants (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the consideration to be received therefor and related matters; (iv) terms of the issuance and sale of the Offered Warrants have been duly established and are then in conformity with the Certificate of Incorporation and By-laws so as not to violate any applicable law, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement

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or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Warrant Agreement has been duly executed and delivered; (vi) the related shares of Preferred Stock or Common Stock have been duly authorized in accordance with the DGCL; and (vii) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized, and the Offered Warrants will be valid and binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement and enforceable against the Company in accordance with their terms.

5. With respect to the Guarantees (the “Offered Guarantees”), when: (i) an appropriate prospectus supplement with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Guarantees by the Company; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the related series of Debt Securities (the “Offered Debt Securities”) by the Partnership; (iv) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership and the other parties thereto; and (v) the Offered Guarantees and the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP